Exhibit 10.9

Execution Version

JOINDER AGREEMENT AND AMENDMENT NO. 5

JOINDER AGREEMENT AND AMENDMENT NO. 5, dated as of April 16, 2021 (this “Agreement”), by and among Phoenix Guarantor Inc., a Delaware corporation (the “Borrower”), the Amendment No. 5 Incremental Term Loan Lenders (as defined below) party hereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the First Lien Credit Agreement, dated as of March 5, 2019 (as amended by the Technical Amendment, dated May 13, 2019, as supplemented by the Joinder Agreement, dated as of September 30, 2019, as amended by Amendment No. 1, dated as of January 30, 2020, as amended by Joinder Agreement and Amendment No. 2, dated as of June 30, 2020, as amended by Joinder Agreement and Amendment No. 3, dated as of October 7, 2020, as amended by Amendment No. 4, dated as of April 8, 2021 and as otherwise amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Agreement is referred to as the “Amended Credit Agreement”), among Phoenix Intermediate Holdings Inc., a Delaware corporation, the Borrower, the several lenders from time to time parties thereto, the Letter of Credit Issuers from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent and the Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Amended Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders;

WHEREAS, the Borrower has notified the Administrative Agent that it is requesting, pursuant to Section 2.14 of the Credit Agreement the establishment of New Term Loan Commitments in in an aggregate principal amount equal to $675,000,000 (the “Amendment No. 5 Incremental Term Loan Commitments”) as an increase to the principal amount of the Class and Series of existing Tranche B-3 Term Loans;

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower wishes to make certain other amendments to the Credit Agreement as are necessary to effect the establishment and provision of the Amendment No. 5 Incremental Term Loan Commitments, as described herein;

WHEREAS, each Lender with an Amendment No. 5 Incremental Term Loan Commitment set forth on Schedule A hereto (each, an “Amendment No. 5 Incremental Term Loan Lender”) that executes this Agreement has agreed to provide Amendment No. 5 Incremental Term Loans on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Section 13.1 of the Credit Agreement permits the Credit Agreement to be modified from time to time by the Borrower and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower) or (y) effect administrative changes of a technical or immaterial nature (including to effect changes to the terms and conditions applicable solely to the Swingline Lender or Letter of Credit Issuer in respect of issuances of Swingline Loans or Letters of Credit, respectively) and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I. THE AMENDMENT NO. 5 INCREMENTAL TERM LOAN COMMITMENTS

Each Amendment No. 5 Incremental Term Loan Lender party hereto hereby agrees to commit to provide its Amendment No. 5 Incremental Term Loan Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth in this Agreement. The aggregate principal amount of the Amendment No. 5 Incremental Term Loan Commitments as of the date hereof is $675,000,000.

Each Amendment No. 5 Incremental Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the schedules and exhibits attached thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Letter of Credit Issuer or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Amendment No. 5 Incremental Term Loan Lender and a Lender; and (v) requests the Administrative Agent to execute this Agreement in accordance with Section 2.14(a) of the Credit Agreement.

The Borrower, the Administrative Agent and each Amendment No. 5 Incremental Term Loan Lender hereby agree that the Credit Agreement will be amended to provide for the Amendment No. 5 Incremental Term Loan Commitments as set forth in this Agreement upon the satisfaction (or waiver) by the Amendment No. 5 Incremental Term Loan Lenders and the Administrative Agent of the Effective Date Conditions (as defined below).

Each Amendment No. 5 Incremental Term Loan Lender hereby agrees to provide its Amendment No. 5 Incremental Term Loan Commitment on the following terms and conditions:

1.

Terms Generally. The Amendment No. 5 Incremental Term Loan Commitments shall be established under Section 2.14(a) of the Credit Agreement as an increase to the existing Class and Series of Tranche B-3 Term Loans as defined in, and outstanding under, the Credit Agreement immediately before giving effect to this Agreement (such existing Tranche B-3 Term Loans, the “Existing Tranche B-3 Loans”). For all purposes under the Amended Credit Agreement and the other Credit Documents (including this Agreement (unless the context dictates otherwise)), the Amendment No. 5 Incremental Term Loan Commitments shall constitute part of a single Class and Series of Term Loans with, and have the same terms as, the Existing Tranche B-3 Term Loans (as amended as set forth in this Agreement). All Amendment No. 5 Incremental Term Loan Commitments shall (i) constitute Obligations and have all of the benefits thereof; (ii) have terms, rights, remedies, privileges and protections set forth in the Amended Credit Agreement and each of the other Credit Documents; and (iii) be secured by the Liens granted (I) to the Collateral Agent for the benefit of the Secured Parties under the Security Documents and/or (II) to the Secured Parties in their capacity as such (or to any of them). For the avoidance of doubt, the Amendment No. 5 Incremental Term Loan Commitments shall rank equal in right of payment and of security with all other Commitments and Loans under the Amended Credit Agreement.

2.

Amendment No. 5 Incremental Term Loan Lenders. Each Amendment No. 5 Incremental Term Loan Lender acknowledges and agrees that upon its execution of this Agreement and providing of the respective Amendment No. 5 Incremental Term Loan Commitments, that such Amendment No. 5 Incremental Term Loan Lender shall become a “New Term Loan Lender”, a “Term Loan Lender”, a “Tranche B-3 Term Loan Lender”, and a “Lender” under, and for all purposes of, the Amended Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a New Term Loan Lender, a Term Loan Lender, a Tranche B-3 Term Loan Lender and a Lender thereunder.

3.

Credit Agreement Governs. Except as set forth in this Agreement, the Amendment No. 5 Incremental Term Loan Commitments shall otherwise be subject to the provisions of the Amended Credit Agreement and the other Credit Documents.

4.

Consents. In response to each Amendment No. 5 Incremental Term Loan Lender’s request set forth in clause (v) in the second paragraph of this Article I above and pursuant to Section 2.14(a) of the Credit Agreement, the Administrative Agent hereby consents to such Amendment No. 5 Incremental Term Loan Lender.

ARTICLE II. AMENDMENTS

1.

Subject to the occurrence of (and concurrently with) the Effective Date (as defined below), each of the Amendment No. 5 Incremental Term Loan Lenders, the Borrower and the Administrative Agent hereby consents to the amendments to the Credit Agreement made pursuant to the terms of this Agreement.

2.

Effective as of the Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.

3.

Subject to the immediately succeeding sentence, effective as of April 23, 2021, the definition of “Interpolated Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as set forth below (such amendment, the “Amendment No. 5 Technical Amendment”). The Amendment No. 5 Technical Amendment shall only become effective to the extent the Administrative Agent shall not have received, prior to April 23, 2021, a written notice from the Required Lenders stating that the Required Lenders object to the Amendment No. 5 Technical Amendment.

“Interpolated Rate” shall mean, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Rate for the longest period (for which that LIBOR Rate is available in Dollars) that is shorter than the applicable Impacted Interest Period and (b) the LIBOR Rate for the shortest period (for which that LIBOR Rate is available in Dollars) that exceeds the applicable Impacted Interest Period, in each case, at such time; provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for Revolving Credit Loans, Tranche B-1 Term Loans and Tranche B-3 Term Loans for purposes of this Agreement.

ARTICLE III. OTHER TERMS OF THIS AGREEMENT

1.	Representations and Warranties. The Borrower hereby represents and warrants that:

(a)

this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against it in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity; and

(b)

the execution and delivery of this Agreement and performance by the Borrower of this Agreement and the Amended Credit Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) except as would not reasonably be expected to result in a Material Adverse Effect, contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any Contractual Requirement) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, memorandum and articles of association or other organizational documents of the Borrower or any of the Restricted Subsidiaries.

2.

Borrower Certifications. By its execution of this Agreement, each undersigned officer of the Borrower hereby certifies, solely in his or her capacity as an officer of the Borrower, and not in his or her individual capacity, that:

(a)

all representations and warranties made by any Credit Party contained herein or in the other Credit Documents are true and correct in all material respects (or, in the case of any such representations and warranties which are qualified by materiality, material adverse effect or similar language, are true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Effective Date after giving effect to this Agreement (except where such representations and warranties (other than the representations and warranties set forth in Section 8.19 of the Amended Credit Agreement, which shall relate to the Effective Date (instead of the Closing Date)) expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (or, in the case of any such representations and warranties which are qualified by materiality, material adverse effect or similar language, were true and correct in all respects) as of such earlier date);

(b)	the conditions in Section 3(h) below are satisfied.

3.	Effective Date Conditions. This Agreement will become effective on the date (the “Effective Date”) on which each of the following conditions (the “Effective Date Conditions”) is satisfied:

(a)

The Administrative Agent shall have received from the Borrower, the Administrative Agent and each Amendment No. 5 Incremental Term Loan Lender a counterpart of this Agreement signed on behalf of such party;

(b)

The Administrative Agent and the Amendment No. 5 Incremental Term Loan Lenders shall have received the executed legal opinion of Simpson Thacher & Bartlett LLP, special counsel to the Borrower. The Borrower and the Administrative Agent hereby instruct such counsel to deliver such legal opinion;

(c)

The Borrower shall have paid or caused to be paid all fees, reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) of the Amendment No. 5 Incremental Term Loan Lenders and the Administrative Agent, in each case, required to be paid by that certain second amended and restated fee letter, dated as of March 29, 2021, by and among the Borrower and the Amendment No. 5 Arrangers, and, in the case of any such costs and expenses, for which invoices have been presented at least three Business Days (or such shorter period as the Borrower shall reasonably agree) prior to the Effective Date, which such fees, costs and expenses, for the avoidance of doubt, may be netted against the proceeds of the Amendment No. 5 Incremental Term Loans;

(d)

The Administrative Agent (or its counsel) shall have received a certificate of the Borrower, dated as of the Effective Date, substantially in the form of Exhibit E to the Credit Agreement, with appropriate insertions, executed by any Authorized Officer and the Secretary or any Assistant Secretary of the Borrower and attaching the documents referred to in clause (e) below.

(e)

The Administrative Agent shall have received (i) a copy of the resolutions of the equity holders, board of directors or other managers (or a duly authorized committee thereof), as applicable, of the Borrower authorizing (a) the execution, delivery, and performance of this Agreement (and any agreements relating thereto) and the performance of the Amended Credit Agreement and (b) the extensions of credit contemplated hereunder, (ii) the Certificate of Incorporation and By-Laws or other comparable organizational documents of the Borrower, (iii) signature and incumbency certificates of the Authorized Officers of the Borrower executing the Credit Documents to which it is a party and (iv) a good standing certificate from the relevant Governmental Authority of the jurisdiction of organization of the Borrower, dated the Effective Date or a recent date prior thereto;

(f)

The Administrative Agent and the Amendment No. 5 Arrangers shall have received at least three Business Days prior to the Effective Date all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Amendment No. 5 Arrangers at least ten calendar days prior to the Effective Date and as required by U.S. and Cayman Islands regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the, the Patriot Act;

(g)

If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and any Amendment No. 5 Incremental Term Loan Lender has provided its electronic delivery requirements at least ten calendar days prior to the Effective Date, such Lender requesting a certification regarding beneficial ownership in relation to the Borrower as required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”) shall have received at least three Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower;

(h)

(x) all Specified Representations shall be true and correct in all material respects (or, in the case of any such representations and warranties which are qualified by materiality, material adverse effect or similar language, are true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Effective Date after giving effect to this Agreement and (y) all Abode Representations (as defined below) shall be true and correct in all material respects. “Abode Representations” such of the representations and warranties made by Abode Target with respect to Abode Target, its Subsidiaries and their respective businesses in the Abode Acquisition Agreement as are material to the interests of the Amendment No. 5 Incremental Term Loan Lenders, but only to the extent that the Borrower (or one of its Affiliates) has the right (taking into account any applicable cure provisions) to terminate its obligations under the Abode Acquisition Agreement (or otherwise decline to consummate the Abode Acquisition without any liability) as a result of a breach of such representations and warranties in the Abode Acquisition Agreement;

(i)

The Administrative Agent shall have received a certificate from the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, a Director, a Manager or any other senior financial officer of the Borrower to the effect that after giving effect to the transactions contemplated by this Agreement, the Borrower on a consolidated basis with its Restricted Subsidiaries is Solvent;

(j)

The Abode Acquisition shall have been prior to or, substantially concurrently with the initial borrowing of the Amendment No. 5 Incremental Term Loans shall be, consummated in all material respects in accordance with the terms of the Abode Acquisition Agreement, without giving effect to any modifications, amendments or express waivers or consents by the Borrower (or one of the Borrower’s Affiliates) thereto that are materially adverse to the Amendment No. 5 Incremental Term Loan Lenders or the Amendment No. 5 Arrangers in their capacities as such;

(k)

Since December 31, 2019, there has not been any Effect (as defined in the Abode Acquisition Agreement) that has had or is reasonably expected to have a Material Adverse Effect (as defined in the Abode Acquisition Agreement);

(l)	Substantially concurrently with the initial borrowing of the Amendment No. 5 Incremental Term Loans, the Abode Refinancing shall be consummated;

(m)

Subject in all respects to the Funding Conditions Provisions (as defined below), (a) Guarantees and all other applicable Security Documents shall have been executed by Abode Target and the Subsidiaries of Abode Target that will become Guarantors and be in full force and effect or substantially concurrently with the initial borrowing of the Amendment No. 5 Incremental Term Loans, shall be executed and become in full force and effect, (b) all documents and instruments required to create or perfect the Administrative Agent’s security interest in the Collateral of Abode Target and the subsidiaries of Abode Target that will become Guarantors shall have been executed and delivered by Abode Target and such subsidiaries concurrently with the initial borrowing of the Amendment No. 5 Incremental Term Loans and, if applicable, be in proper form for filing and (c) the Administrative Agent shall have received a certificate of the type referred to in clause (d) above of Abode Target and the Subsidiaries of Abode Target that will become Guarantors, dated as of the Effective Date, executed by any Authorized Officer and the Secretary or any Assistant Secretary of each such Person;

(n)	The Administrative Agent shall have received a Notice of Borrowing in respect of the Amendment No. 5 Incremental Term Loans in accordance with Section 2.3(a) of the Amended Credit Agreement.

For purposes of this Agreement, the “Funding Conditions Provisions” shall mean that the only Guarantees and/or Collateral that will be required to be delivered on the Effective Date with respect to Abode Target and Abode Target’s Subsidiaries shall be (1) the Guarantees to be provided by U.S. domestic Subsidiaries, (2) the pledge and perfection of the security interests in the Equity Interests of Abode Target and any wholly-owned U.S. domestic Material Subsidiaries of Abode Target (provided that any such certificated Equity Interests of Abode Target and its Subsidiaries will be required to be delivered on the Effective Date only to the extent received from Abode Target after the Borrower’s use of commercially reasonable efforts to do so) and (3) the pledge and perfection of the security interests in other assets with respect to which a Lien may be perfected by the filing of a financing statement under the Uniform Commercial Code, and that, to the extent any additional Guarantees and/or Collateral are not or cannot be provided and/or perfected on the Effective Date, after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, the provision and/or perfection of any such additional Guarantees and/or Collateral shall not constitute a condition precedent to the availability and funding of the Amendment No. 5 Incremental Term Loans on the Effective Date but instead shall be required to be delivered and/or perfected after the Effective Date pursuant to, and by the time periods provided in, Sections 9.11, 9.12, and 9.14 of the Amended Credit Agreement, as applicable, and the analogous sections of the Security Documents, as applicable.

4.

Tax Forms. Delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Amendment No. 5 Incremental Term Loan Lenders may be required to deliver to the Administrative Agent pursuant to Section 5.4(e) of the Credit Agreement.

5.

Recordation of the Amendment No. 5 Incremental Term Loan Commitments. Upon execution and delivery hereof, the Administrative Agent will record each Amendment No. 5 Incremental Term Loan Commitment provided by the relevant Amendment No. 5 Incremental Term Loan Lender in the Register.

6.

Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

7.

Entire Agreement. This Agreement, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

8.

GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Sections 13.13 and 13.15 of the Amended Credit Agreement are hereby incorporated into this Agreement mutatis mutandis.

9.

Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

10.

Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

11.	Credit Documents. On and after the Effective Date, this Agreement shall constitute a “Credit Document” for all purposes of the Amended Credit Agreement and the other Credit Documents.

12.

Reaffirmation. The Borrower, on behalf of itself and each other Credit Party, hereby expressly acknowledges the terms of this Agreement and confirms and reaffirms, as of the date hereof, (i) the prior obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments contained in each Credit Document to which a Credit Party is a party, including, in each case, such obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby, (ii) such Credit Party’s guarantee of the Obligations (including, without limitation, Obligations with respect to the Amendment No. 5 Incremental Term Loan Commitments) under each Guarantee, as applicable, (iii) such Credit Party’s prior grant of Liens and security interests on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Amendment No. 5 Incremental Term Loan Commitments) pursuant to the Security Documents and (iv) agrees that after giving effect to this Agreement and the transactions contemplated hereby (A) each Credit Document to which such Credit Party is a party is ratified and affirmed in all respects and shall continue to be in full force and effect and (B) all guarantees, pledges, grants of Liens and security interests, covenants, agreements and other commitments by such Credit Party under the Credit Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Agreement.

13.

Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Agreement and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Credit Documents as in effect prior to the date hereof. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Amended Credit

Agreement or entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Credit Document in similar or different circumstances. This Agreement shall apply to and be effective only with respect to the provisions of the Amended Credit Agreement and the other Credit Documents specifically referred to herein.

14.

Fees. The Borrower hereby agrees to pay or cause to be paid to the Amendment No. 5 Incremental Term Loan Lenders the fees in the amounts previously agreed in writing on or prior to the day immediately following the Effective Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

JEFFERIES FINANCE LLC,
as Amendment No. 5 Incremental Term Loan Lender

By:	/s/ Jason Kennedy
Name: Jason Kennedy
Title: Managing Director

[Signature Page to Joinder Agreement]

PHOENIX GUARANTOR INC.,
as the Borrower

By:	/s/ Steven S. Reed
Name: Steven S. Reed
Title: Secretary

[Signature Page to Joinder Agreement]

Consented to by:

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent

By:	/s/ Graham Robertson
Name: Graham Robertson
Title: Authorized Signatory

[Signature Page to Joinder Agreement]